                                                                   EXHIBIT 10.22

                           STOCK PURCHASE AGREEMENT


          This Stock Purchase Agreement (this "Agreement") is made as of November 9, 2000 by and among Global Payments Inc., a Georgia corporation (the "Company"), Canadian Imperial Bank of Commerce, a bank governed by the Bank Act (Canada) (the "Investor"), and, acting as guarantor of the Company's obligations hereunder, National Data Corporation, a Delaware corporation ("NDC").

          WHEREAS, the Company, through its wholly-owned subsidiary, National Data Payment Systems, a New York corporation ("NDPS"), operates, among other things, a Merchant Business (as defined in the Asset Purchase Agreement, dated as of the date hereof, between NDPS and the Investor (the "Asset Purchase Agreement")) pursuant to agreements between the Investor and certain Merchants (as defined in the Asset Purchase Agreement);

          WHEREAS, the Investor desires to sell and transfer, and NDPS desires to purchase and assume, certain assets and liabilities related to the Investor's Merchant Business and to enter into certain other agreements in connection therewith, all on the terms and subject to the conditions set forth in the Asset Purchase Agreement; and

          WHEREAS, the Asset Purchase Agreement requires, as a condition to closing, that the Company and the Investor enter into this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                   SECTION 1
                                   ---------

                                  DEFINITIONS
                                  -----------

          1.1.  Definitions. Unless otherwise defined herein, capitalized terms
          -----------------
used in this Agreement that are defined in the Asset Purchase Agreement shall have the meanings given such terms in the Asset Purchase Agreement. The following terms shall have the following meanings:

          "Closing" has the meaning set forth in Section 3.1.

          "Closing Date" has the meaning set forth in Section 3.1.

          "Common Stock" has the meaning set forth in Section 4.6(a).

          "Company Material Adverse Effect" means, for the purposes of this Agreement, a material adverse effect, singly or in the aggregate taking into account all representations containing a Company Material Adverse Effect qualifier, which could result in a loss of 20% or more in annual revenue, a 20% or more increase in expenses or a 20% or more reduction in the value of the assets of the Company from the revenue, expense and asset values, respectively, set forth on the financial statements of the Company for the twelve months ended May 31, 2000 (as set forth in the Form 10 Filing) or that would otherwise be reasonably expected to result in a material limitation on the Company's ability to perform its obligations under any of the Operative Documents.

          "Company SEC Documents" has the meaning set forth in Section 4.7(a).

          "Company's Knowledge" or other references to the "Knowledge of the Company" or words of similar import shall mean the actual knowledge after reasonable inquiry of Paul R. Garcia, Thomas M. Dunn, James Kelly, Barry Lawson, Suellyn Tornay and Vincent Perrelli, or any person who has assumed any of the duties and responsibilities of the any of the foregoing individuals prior to the time the applicable representation or warranty is being made.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Financial Statements" means the balance sheets, statements of income, statements of changes in the Investor's equity in division and statements of cash flows of the Investor in respect of the Merchant Business as at and for the fiscal year ending October 31, 1999 and the nine-month period ending July 31, 2000 and the accompanying statements of income for the year then ended.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Initial Transferred Shares" has the meaning set forth in Section 2.1(a).

          "Investor Material Adverse Effect" means, for the purposes of this Agreement, a material adverse effect, singly or in the aggregate taking into account all representations containing an Investor Material Adverse Effect qualifier, which could result in a loss of 5% or more in annual revenue, a 3% or more increase in annual expenses, or a 3% or more reduction in the value of the applicable assets, from the revenues, expense and asset values, respectively, set forth on the Financial Statements or would otherwise be reasonably expected to result in a material limitation on the Investor's ability to perform its obligations under any of the Operative Documents.

          "Purchase Price" has the meaning set forth in Section 2.1.

          "Remaining Transferred Shares" has the meaning set forth in Section 2.1(b).

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Transferred Shares" has the meaning set forth in Section 2.1.

          "Voting Securities" means at any time (i) shares of any class of capital stock or other securities of the Company which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events, and (ii) securities of the Company convertible into, or exchangeable or exercisable for, the securities described in clause (i), and options, warrants or other rights to acquire such securities (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible).

                                   SECTION 2
                                   ---------

                          PURCHASE AND SALE OF STOCK
                          --------------------------

          2.1.  Purchase and Sale of Common Stock. Subject to the terms and
          ---------------------------------------
conditions hereof, the Company hereby agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, that number of shares of Common Stock equal to 26.25% of the total number of shares of Common Stock outstanding on a diluted basis (as determined in accordance with GAAP) on the Closing Date after giving effect to such purchase (the "Transferred Shares"), for a purchase price equal to the Cash Amount (the "Purchase Price"). The delivery of the Transferred Shares shall occur as follows:

          (a) on the Closing Date, the Company shall deliver that number of shares of Common Stock equal to 26.25% of the total number of shares of Common Stock issued and outstanding after giving effect to the purchase (the "Initial Transferred Shares"); and

          (b) no later than 60 days following the Closing Date, the Company shall deliver that number of additional shares of Common Stock equal to the difference between (i) 26.25% of the total number of shares of Common Stock outstanding on a diluted basis (as determined in accordance with GAAP) after giving effect to the issuance of the Initial Transferred Shares and calculated as of the Closing Date and (ii) the Initial Transferred Shares.

                                   SECTION 3
                                   ---------

                                    CLOSING
                                    -------

          3.1.  Closing.  The closing of the sale and purchase of the
          -------------
Transferred Shares (the "Closing"), shall take place on the same date as the closing of the transactions contemplated in the Asset Purchase Agreement (the "Closing Date"). The Closing shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other location as the parties hereto agree. The Company and the Investor agree to use their Commercially Reasonable Efforts to consummate the Closing on the terms and subject to the conditions set forth in this Agreement. At the Closing, subject to the terms and conditions hereof:

          (a) the Company shall deliver to the Investor a certificate representing the Transferred Shares; and

          (b) the Investor shall satisfy the Purchase Price by delivering to (and endorsing in favor of, if required) the Company the same form of consideration received by the Investor from NDPS in satisfaction of the Cash Amount pursuant to Section 4.1(a)(i) of the Asset Purchase Agreement.

                                   SECTION 4
                                   ---------

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants as follows to the Investor and acknowledges and confirms that the Investor is relying upon the following representations and warranties in connection with the purchase by the Investor of the Transferred Shares.

          4.1.  Organization. The Company is a corporation duly organized and
          ------------------
validly existing under the Laws of the State of Georgia. The Company has all requisite corporate power to own and to carry on its business as now being conducted and is duly qualified, licensed or registered to carry on its business in the jurisdictions in which the ownership of its property or the conduct of its business makes such qualification necessary or where the Company owns or leases any material properties or assets or conducts any material business, except jurisdictions in which the failure to be so qualified, licensed or registered would not, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect.

          4.2.  Authority. The Company has the corporate power and authority to
          ---------------
enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to effect the transactions contemplated hereby and thereby. The execution, delivery and performance of the Operative Documents to which it is a party have been approved by all requisite corporate action on the part of the Company, and, assuming this Agreement constitutes the legally valid and binding agreement of the Investor, this Agreement constitutes (and each other Operative Document to which the Company is a party, when executed and delivered, will constitute) a legally valid and binding obligation of the Company, enforceable in accordance with its terms, subject only to any limitation under applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and the discretion that a court may exercise in the granting of equitable remedies (whether considered in a proceeding in equity or at law).

          4.3.  Legal Proceedings. Except as set forth on Schedule 4.3, there
          -----------------------                         ------------
are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against the Company that are reasonably likely to be adversely determined and that, if adversely determined, would have a Company Material Adverse Effect.

          4.4.  No Violations. Except as set forth in Schedule 4.4, the
          -------------------                         ------------
execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which it is a party will not (i) violate, conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any agreement, indenture, mortgage or lease to which the Company is a party or by which the Company or its properties are bound; (ii) constitute a violation by the Company of any Laws, (iii) violate, conflict with or allow any other Person to exercise any rights under any of the terms or provisions of its constituting documents or by-laws or any contracts or instruments to which it is a party or to which any of its assets or properties are subject, (iv) violate any order, judgment, injunction or decree of any court, arbitrator or Governmental Entity against or binding upon the Company, and/or (v) result in a breach of, or cause the termination or revocation of, any Authorization held by the Company that is necessary to the ownership of its properties or the operation of its businesses, other than, in each of the preceding clauses (i) through (vi), such violations, conflicts, breaches, defaults or exercise of rights as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

          4.5.  Compliance with Laws. Except as set forth in Schedule 4.5, the
          --------------------------                         ------------
Company is not in violation of any Law or any Association Rules (as defined in the Marketing Alliance Agreement) or Clearing System Rules (as defined in the Marketing Alliance Agreement) applicable to its business or properties in each jurisdiction in which the Company carries on business or will carry on business pursuant to the Operative Documents at the time it commences to carry on such business, other than violations which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Within the past twelve months and except as set forth on Schedule 4.5, neither
                                                         ------------
the Company nor NDPS nor any of their respective Affiliates has received notice from any Network Organization or Card Association that the Company or NDPS or any of their respective Affiliates is not in compliance with any Association Rules or Clearing System Rules and has not received notice of the assessment of any fines or penalties due from the Company or NDPS or any of their respective Affiliates to a Card Association or Network Organization.

          4.6.  Capitalization and Related Matters.
          ----------------------------------------

          (a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of common stock, no par value (the "Common Stock") and (ii) 5,000,000 shares of preferred stock, no par value; none of which are issued or outstanding. All issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities Law and not in violation of the preemptive rights of any Person. Except as set forth on Schedule 4.6
                                                                ------------
attached hereto, there are no options, warrants, conversion rights, preemptive rights, rights of first refusal, or similar rights presently outstanding to purchase or otherwise acquire from the Company any of the Company's securities.

          (b) The Transferred Shares to be issued pursuant to the terms of this Agreement have been duly authorized and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. The Transferred Shares will be issued free and clear of any Liens, are not and will not be subject to any preemptive rights, rights of first refusal or restrictions on transfer, except as set forth in the Investor Rights Agreement and except for restrictions on transfer under applicable Canadian, United States federal and state securities Laws.

          (c) As of November 8, 2000, the authorized capital stock of NDC consists of (i) 200,000,000 shares of common stock, no par value, of which 32,956,215 shares are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, none of which are issued or outstanding. All issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities Law and not in violation of the preemptive rights of any Person.

          4.7.  SEC Filings; Financial Statements; Absence of Certain Changes.
          -------------------------------------------------------------------

          (a) The Company has timely filed all reports, statements and documents required to be filed by it with the SEC since September 8, 2000, including without limitation the Form 10 Filing (collectively, the "Company SEC Documents"), each of which complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. The Company has heretofore delivered or made available to the Investor or (in the case of any such document not yet filed with the SEC) promptly will deliver or make available to the Investor, in the form filed with the SEC (including any amendments thereto), true and complete copies of the Company SEC Documents. None of such Company SEC Documents (including but not limited to any financial statements or schedules included or incorporated by reference therein) contained when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such amending or superseding filing), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the audited and unaudited pro forma financial statements of the Company (including any related notes thereto) included in the Company SEC Documents, complies or, if not yet filed, will comply as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; has been or, if not yet filed, will have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q under the Exchange
Act) applied on a consistent basis throughout the periods involved (except as may be disclosed in the notes thereto) and fairly presents or, if not yet filed, will fairly present the pro forma financial position and historical combined results of operations and changes in cash flows of the Company as of the respective dates or for the respective periods reflected therein (subject, in the case of unaudited quarterly statements, to normal recurring adjustments that are not material).

          (c)  Except as and to the extent set forth on Schedule 4.7(c) or the
                                                        ---------------
combined balance sheet of the Company at August 31, 2000, including the notes thereto, included in the Company SEC Documents, the Company has no liabilities, debts, claims or obligations of any nature (whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or about to become due) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP, and there is no existing condition or set of circumstances which would reasonably be expected, individually or in the aggregate, to result in such a liability, in each case except for (i) liabilities, debts, claims or obligations incurred in the Ordinary Course since August 31, 2000, (ii) liabilities incurred pursuant to the terms of or as contemplated by this Agreement, and (iii) liabilities, debts, claims and obligations that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

          4.8.  Authorizations. Except as set forth on Schedule 4.8 and except
          --------------------                         ------------
as would not reasonably be expected to have a Company Material Adverse Effect, no Authorization is required to be obtained or made by or with respect to the Company in connection with the execution, delivery or performance by the Company of the Operative Documents or the consummation of the transactions contemplated hereby or thereby. Except as set forth on

Schedule 4.8 and except as would not reasonably be expected to have a Company
------------
Material Adverse Effect, all Authorizations necessary for the conduct by the Company of its businesses have been issued or granted to the Company and all such Authorizations are in full force and effect.

          4.9.  Material Adverse Changes. Since August 31, 2000, no event has
          ------------------------------
occurred or circumstances exist which has had or could reasonably be expected to result in a Company Material Adverse Effect.

          4.10. No Brokers' or Other Fees. Except with respect to Goldman, Sachs
          -------------------------------
& Co., no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

          4.11. Offering Valid. Assuming the accuracy of the representations of
          --------------------
the Investor contained in Section 6 hereof, the offer, sale and issuance of the Transferred Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable United States state securities Laws.

                                   SECTION 5
                                   ---------

                         CERTAIN ADDITIONAL AGREEMENTS
                         -----------------------------

          5.1.  Guarantee. From the date hereof until the Distribution Date, NDC
          ---------------
hereby guarantees full and timely performance by the Company of the Company's obligations under this Agreement.

          5.2.  Calculation of the Remaining Transferred Shares. Concurrently
          -----------------------------------------------------
with the delivery of the Remaining Transferred Shares pursuant to Section 2.1, the Company shall execute and deliver a certificate of a senior officer of the Company setting forth the capitalization of the Company on a diluted basis (as determined in accordance with GAAP) on such date and the calculation used by the Company to determine the Remaining Transferred Shares to be issued pursuant to the terms of this Agreement, which certificate shall be satisfactory to the Investor.

                                   SECTION 6
                                   ---------

                REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
                ----------------------------------------------

          The Investor represents and warrants as follows to the Company and acknowledges and confirms that the Company is relying upon the following representations and warranties in connection with the sale by the Company of the Transferred Shares.

          6.1.  Investment Representations. The Investor acknowledges that the
          --------------------------------
Transferred Shares have not been registered under the Securities Act or under any state securities Laws. The Investor (a) is acquiring the Transferred Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, (b) is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the SEC, and (c) acknowledges that the Transferred Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

          6.2.  Organization. The Investor is a bank governed by the Bank Act
          ------------------
(Canada). The Investor has all requisite corporate power to own and to carry on its business as now being conducted and is duly qualified, licensed or registered to carry on its business in the jurisdictions in which the ownership of its property or the conduct of its business makes such qualification necessary or where the Investor owns or leases any material properties or assets or conducts any material business, except jurisdictions in which the failure to be so qualified, licensed or registered would not, individually or in the aggregate, have or reasonably be expected to result in an Investor Material Adverse Effect.

          6.3.  Authority. The Investor has the corporate power and authority to
          ---------------
enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to effect the transactions contemplated hereby and thereby. The execution, delivery and performance of the Operative Documents to which it is a party have been approved by all requisite corporate action on the part of the Investor, and, assuming this Agreement constitutes the legally valid and binding agreement of the Company, this Agreement constitutes (and each other Operative Document, when executed and delivered pursuant hereto, will constitute) a legally valid and binding obligation of the Investor, enforceable in accordance with its terms, subject only to any limitation under applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and the discretion that a court may exercise in the granting of equitable remedies (whether considered in a proceeding in equity or at law).

          6.4.  No Violations. The execution, delivery and performance by the
          -------------------
Investor of this Agreement and the other Operative Documents will not (i) violate, conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any agreement, indenture, mortgage or lease to which the Investor is a party or by which the Investor or its properties are bound; (ii) constitute a violation by the Investor of any Laws, (iii) violate, conflict with or allow any other Person to exercise any rights under any of the terms or provisions of its constituting documents or by-laws or any contracts or instruments to which it is a party or pursuant to which any of its assets or properties are subject, (iv) violate any order, judgment, injunction or decree of any court, arbitrator or Governmental Entity against or binding upon the Investor, and/or (v) result in a breach of, or cause the termination or revocation of, any Authorization held by the Investor that is necessary to the ownership of its properties or the operation of its businesses, other than, in each of the preceding clauses (i) through (v), such violations, conflicts, breaches, defaults or exercise of rights as would not reasonably be expected to have, either individually or in the aggregate, an Investor Material Adverse Effect.

          6.5.  Authorizations. Except as set forth on Schedule 6.5 and except
          --------------------                         ------------
as would not reasonably be expected to have an Investor Material Adverse Effect, no Authorization is required to be obtained or made by or with respect to the Investor in connection with the execution, delivery or performance by the Investor of the Operative Documents or the
consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 6.5 and except as would not reasonably be expected to have an
         ------------
Investor Material Adverse Effect, all Authorizations necessary for the conduct by the Investor of its businesses have been issued or granted to the Investor and all such Authorizations are in full force and effect.

          6.6.  No Brokers' or Other Fees. Except with respect to CIBC World
          -------------------------------
Markets Corp., no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Investor.

                                   SECTION 7
                                   ---------

              CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING
              ---------------------------------------------------

          The obligation of the Investor to consummate the Closing is subject to the fulfillment at or before the Closing of each of the following conditions:

          7.1.  Representations and Warranties. The representations and
          ------------------------------------
warranties of the Company contained in this Agreement and the Operative Documents shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any representations and warranties that are made as of a specified date shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of such date, and the Company shall have executed and delivered a certificate of a senior officer of the Company to such effect. The receipt of such certificate and the consummation of the Closing shall not constitute a waiver by the Investor of any of the representations and warranties of the Company that are contained in this Agreement or in any of the other Operative Documents.

          7.2.  Performance. The Company and its Affiliates shall have fulfilled
          -----------------
or complied with all covenants contained in this Agreement and in any other Operative Document to be fulfilled or complied with by it or such Affiliate, respectively, at or prior to the Closing, except where the failure to so fulfill or comply would not reasonably be expected to have a Company Material Adverse Effect, and the Company shall have executed and delivered a certificate of a senior officer to that effect. The receipt of such certificate and the consummation of the Closing shall not constitute a waiver by the Investor of the covenants of the Company that are contained in this Agreement or in any of the Operative Documents.

          7.3.  Legal Investment. On the Closing Date, there shall not be in
          ----------------------
effect any Law directing that the purchase and sale of the Transferred Shares and the other transactions contemplated by this Agreement or any of the other Operative Documents not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

          7.4.  Proceedings and Litigation. No action shall have been commenced
          --------------------------------
by any Governmental Entity against any party hereto seeking to restrain or delay the purchase and sale of the Transferred Shares or the other transactions contemplated by this Agreement or any of the other Operative Documents.

          7.5.  Blue Sky Compliance. The Company shall have complied with, and
          -------------------------
the offer and sale of the Transferred Shares pursuant to this Agreement shall be effective under all United States federal or state or Canadian provincial securities or blue sky Laws applicable thereto.

          7.6.  Operative Documents. The Investor and an Affiliate of the
          -------------------------
Company shall have entered into the Asset Purchase Agreement, the Marketing Alliance Agreement, the General Conveyance Agreement, the Transition Agreement, the Investor Rights Agreement, the Trademark License Agreement and the Credit Facility.

          7.7.  Bank Regulatory Approvals. The Investor shall have received all
          -------------------------------
consents and approvals required under the Bank Act (Canada) and the Bank Holding Company Act of 1956, as amended, and any required waiting periods under the HSR Act shall have expired or been terminated, without the imposition of any conditions that either party, in its reasonable discretion, considers unduly burdensome.

          7.8.  Competition Act and Investment Canada Act. (a) Each of the
          -----------------------------------------------
Investor and the Company shall have filed all notices and information required under Part IX of the Competition Act (Canada) and satisfied any request for additional information thereunder and the applicable waiting periods shall have expired without the Commissioner of Competition having notified the Company that he intends to apply to the Competition Tribunal for an order under Sections 92, 100 or 104 of the Competition Act (Canada) in respect of the transactions contemplated herein, or the parties shall have received an Advance Ruling Certificate ("ARC") pursuant to the Competition Act (Canada) from the Commission of Competition; (b) no proceedings shall have been taken or threatened to be taken under the merger provisions of Part VIII or under Section 45 of the Act in respect of the transactions contemplated herein; and (c) Investment Canada shall have provided a receipt to the Company pursuant to the Investment Canada Act or the Company shall have received evidence, satisfactory to it, indicating that the acquisition of the Assets Sold and the Merchant Business is not a reviewable transaction or, if it is a reviewable transaction, the Minister shall have been satisfied or deemed to have been satisfied that such acquisition is likely to be a net benefit to Canada.

          7.9.  Consummation of the Asset Purchase. All the conditions to
          ----------------------------------------
closing set forth in Sections 10.2 and 10.3 of the Asset Purchase Agreement shall have been satisfied and the transactions contemplated in the Asset Purchase Agreement shall have been consummated substantially on the terms set forth therein.

          7.10. Calculation of the Initial Transferred Shares. The Company shall
          ---------------------------------------------------
have executed and delivered a certificate of a senior officer of the Company setting forth the total number of shares of capital stock of the Company issued and outstanding on the Closing Date after giving effect to the Closing and the calculation used by the Company to determine the Initial Transferred Shares to be issued pursuant to the terms of this Agreement, which certificate shall be satisfactory to the Investor.

                                   SECTION 8
                                   ---------

              CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING
              --------------------------------------------------

          The obligation of the Company to consummate the Closing is subject to the fulfillment at or before the Closing of each of the following conditions:

          8.1.  Representations and Warranties. The representations and
          ------------------------------------
warranties of the Investor contained in this Agreement shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any representations and warranties that are made as of a specified date shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of such date, and the Investor shall have executed and delivered a certificate of a senior officer to such effect. The receipt of such certificate and the consummation of the Closing shall not constitute a waiver by the Company of any of the representations and warranties of the Investor that are contained in this Agreement or in any of the other Operative Documents.

          8.2.  Performance. The Investor shall have fulfilled or complied with
          -----------------
all covenants contained in this Agreement and in any other Operative Document, respectively, to be fulfilled or complied with by it at or prior to the Closing, except where the failure to so fulfill or comply would not reasonably be expected to have a Company Material Adverse Effect, and the Investor shall have executed and delivered a certificate of a senior officer of the Investor to that effect. The receipt of such certificate and the consummation of the Closing shall not constitute a waiver by the Company of the covenants of the Investor that are contained in this Agreement or in any of the other Operative Documents.

          8.3.  Legal Investment. On the Closing Date, there shall not be in
          ----------------------
effect any Law directing that the purchase and sale of the Transferred Shares and the other transactions contemplated by this Agreement or any of the other Operative Documents not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

          8.4.  Proceedings and Litigation. No action shall have been commenced
          --------------------------------
by any Governmental Authority against any party hereto seeking to restrain or delay the purchase and sale of the Transferred Shares or the other transactions contemplated by this Agreement or any of the other Operative Documents.

          8.5.  Blue Sky Compliance. The offer and sale of the Transferred
          -------------------------
Shares pursuant to this Agreement shall be effective under all United States federal or state or Canadian provincial securities or blue sky Laws applicable thereto.

          8.6.  Operative Documents. The Investor and an Affiliate of the
          -------------------------
Company shall have entered into the Asset Purchase Agreement, the Marketing Alliance Agreement, the Transition Agreement, the Investor Rights Agreement and the Trademark License Agreement.

          8.7.  Bank Regulatory Approvals. The Investor shall have received all
          -------------------------------
consents and approvals required under the Bank Act (Canada) and the Bank Holding Company Act of 1956, as amended, and any required waiting periods under the HSR Act shall have expired or been terminated, without the imposition of any conditions that either party, in its reasonable discretion, considers unduly burdensome.

          8.8.  Competition Act and Investment Canada Act. (a) Each of the
          -----------------------------------------------
Investor and the Company shall have filed all notices and information required under Part IX of the Competition Act (Canada) and satisfied any request for additional information thereunder and the applicable waiting periods shall have expired without the Commissioner of Competition having notified the Company that he intends to apply to the Competition Tribunal for an order under Sections 92, 100 or 104 of the Competition Act (Canada) in respect of the transactions contemplated herein, or the parties shall have received an Advance Ruling Certificate ("ARC") pursuant to the Competition Act (Canada) from the Commission of Competition; (b) no proceedings shall have been taken or threatened to be taken under the merger provisions of Part VIII or under Section 45 of the Act in respect of the transactions contemplated herein; and (c) Investment Canada shall have provided a receipt to the Company pursuant to the Investment Canada Act or the Company shall have received evidence, satisfactory to it, indicating that the acquisition of the Assets Sold and the Merchant Business is not a reviewable transaction or, if it is a reviewable transaction, the Minister shall have been satisfied or deemed to have been satisfied that such acquisition is likely to be a net benefit to Canada.

          8.9.  Consummation of the Asset Purchase. All the conditions to
          ----------------------------------------
closing set forth in Sections 10.1 and 10.3 of the Asset Purchase Agreement shall have been satisfied and the transactions contemplated in the Asset Purchase Agreement shall have been consummated substantially on the terms set forth therein.

                                   SECTION 9
                                   ---------

                                 MISCELLANEOUS
                                 -------------

          9.1.  Limitation of Claims. Notwithstanding anything to the contrary
          --------------------------
herein, (a) neither the Company nor the Investor shall be entitled to recover from the other party for any claims for indemnity or damages with respect to any inaccuracy or breach of any representations or warranties unless and until the total of all such claims exceeds $500,000 and then only for the amount by which such claims exceed such amount; (b) in no event shall such recovery exceed Cdn.$150,000,000 in the aggregate; and (c) in no event shall the Investor or the Company recover more than once with respect to any inaccuracy or breach of the same or similar representations or warranties in this Agreement and the Asset Purchase Agreement with regard to the same event, circumstance or occurrence.

          9.2.  Expenses. Except as otherwise specifically provided in this
          --------------
Agreement, all parties shall pay their own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including, but not by way of limitation, all attorney's fees, accounting fees and other expenses.

          9.3.  Notices. All notices, demands and other communications hereunder
          -------------
shall be sent as set forth below, shall be in writing, and shall be delivered in person; deposited in regular mail, sent via national overnight carrier; or sent via facsimile as long as the sending party has telephone confirmation that the entire facsimile was actually received by the receiving party.

                (i) If to the Investor to:

                c/o CIBC World Markets Inc.
                BCE Place, 8th Floor
                161 Bay Street
                Toronto ON M5J 2S8
                Attention: Executive Vice President, Card Products, Collections and Merchant Card Services
                Facsimile No.: (416) 784-6868

                with a copy to:

                Canadian Imperial Bank of Commerce
                Legal and Compliance Division
                199 Bay Street
                Commerce Court West
                15th Floor
                Toronto, Ontario M5L 1A2
                Attention:  Associate General Counsel
                Facsimile No.: (416) 304-2860

                and to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York 10017
                Attention:  Lee Meyerson, Esq.
                Facsimile No.: (212) 455-2502

                (ii) If to the Company, to:

                National Data Payment Systems, Inc.
                #2 National Data Plaza
                Atlanta, Georgia 30329-2010
                Attention: Office of the Corporate Secretary
                Facsimile No.: (404) 728-2990

                with a copy to:

                National Data Payment Systems, Inc.
                #2 National Data Plaza
                Atlanta, Georgia 30329-2010

                Attention: Paul R. Garcia, Chief Executive Officer Facsimile No.: (404) 728-3412

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this
Section 9.2. Any notice, demand or other communication given pursuant to the provisions of this Section 9.2 shall be deemed to have been given on the date actually delivered.

          9.4.  Third Party Beneficiaries. Except as provided in Section 9.6,
          -------------------------------
neither party to this Agreement intends this Agreement to benefit or create any right or cause of action in or on behalf of any Person other than the Company, the Investor or NDC.

          9.5.  Independent Contractors. Nothing contained in this Agreement or
          -----------------------------
any other Operative Document shall be construed as constituting a partnership, joint venture or agency between the Company and the Investor. Rather, the parties shall be deemed independent contractors for all purposes.

          9.6.  Successors and Assigns. All terms and provisions of this
          ----------------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns. This Agreement and the rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by either party without the written consent of the other party; provided, however, that no such consent shall be required for the assignment (or designation of performance) by either party of its rights, privileges, duties and obligations hereunder to a Person controlling, controlled by or under common control with such party (it being understood that no such assignment (or designation of performance) shall relieve the assigning party of its duties or obligations hereunder).

          9.7.  Amendments and Waivers. This Agreement, any of the instruments
          ----------------------------
referred to herein and any of the provisions hereof or thereof shall not be amended, modified or waived in any fashion except by an instrument in writing signed by the parties hereto or thereto. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          9.8.  Severability of Provisions. If any provision of this Agreement,
          --------------------------------
or the application of any such provision to any Person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          9.9.  Counterparts. This Agreement may be executed in one or more
          ------------------
counterparts, all of which taken together shall constitute one instrument.

          9.10. Governing Law. This Agreement shall be governed by and construed
          -------------------
in accordance with the Laws of the State of New York applicable to contracts made and to be performed therein. The Company and the Investor hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement. The parties hereto irrevocably and unconditionally waive trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

          9.11. Captions. The captions contained in this Agreement are for
          --------------
convenience of reference only and do not form a part of this Agreement.

          9.12. Entire Agreement. The making, execution and delivery of this
          ----------------------
Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressly set forth. This Agreement and the other written instruments specifically referred to herein embody the entire understanding of the parties and there are no further or other representations, warranties, agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. The Schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

          9.13. Joint Announcement; Confidentiality. Except as required by Law
          -----------------------------------------
or by any stock exchange, the Company and the Investor agree not to publicly disclose the transactions contemplated by this Agreement, provided, however, that promptly after the date hereof, after prior consultation with each other as to the substance and form of the public disclosure of the transactions contemplated by this Agreement, the Company and the Investor shall make individual announcements or a joint announcement of the execution of, and the transactions provided for under, this Agreement. Notwithstanding the foregoing, after the Closing, and subject to the confidential provisions set out in any of the Operative Documents, nothing herein shall prevent either party from disclosing, either publicly or otherwise, that the transaction contemplated herein took place, provided that any such disclosure does not contain any information regarding any term or condition of this Agreement or any Operative Document which has not been previously disclosed pursuant to a mutually agreed press release or which has not been approved for disclosure by the other party.

          9.14. Gender and Number. Any reference in this Agreement or any other
          -----------------------
Operative Document to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

          9.15. Currency. All references in this Agreement or any other
          --------------
Operative Document to dollars, unless otherwise specifically indicated, are expressed in United States dollars.

          9.16. Time of the Essence. Time shall be of the essence of this
          -------------------------
Agreement.

          9.17. Headings. The section headings of this Agreement are for
          --------------
convenience and shall not by themselves determine the interpretation of this Agreement.

          9.18. Survival of Warranties. The representations and warranties of
          ----------------------------
the parties contained in or made pursuant to this Agreement shall survive for a period of one year from the date of the Closing.

          9.19. Additional Agreements of the Parties. Each of the parties, as
          ------------------------------------------
promptly as practicable after the execution of this Agreement, will (i) make, or cause to be made, all such filings and submissions under all Laws applicable to it, as may be required for it to consummate the purchase and sale of the Transferred Shares in accordance with the terms of this Agreement, (ii) use its Commercially Reasonable Efforts to obtain, or to cause to be obtained, all Authorizations necessary or advisable to be obtained by it in order to consummate such transfer, and (iii) use its Commercially Reasonable Efforts to take, or to cause to be taken, all other actions which are necessary or advisable in order for it to fulfill its obligations under this Agreement. The parties will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, without limitation, providing each other with all notices and information supplied to or filed with any Governmental Entity (except for notices and information which the Company or the Investor, in each case acting reasonably, considers highly confidential and sensitive which may be filed on a confidential basis), and all notices and correspondence received from any Governmental Entity.

          9.20. Termination. This Agreement shall be terminated and the
          -----------------
transactions contemplated hereby abandoned at any time prior to the Closing upon the earlier to occur of:

          (a)  the mutual consent of the Company and the Investor; or

          (b) termination of the Asset Purchase Agreement in accordance with the provisions of Article XI thereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above set forth.

                         GLOBAL PAYMENTS INC.


                         By:  /s/
                             ----------------------------------------
                             Name:
                             Title:


                         CANADIAN IMPERIAL BANK OF COMMERCE


                         By:  /s/
                             ----------------------------------------
                             Name:  Richard E. Venn
                             Title:  Senior Executive Vice President


                         By:  /s/
                             ----------------------------------------
                             Name:  David Marshall
                             Title:  Vice Chairman


                         With respect to Sections 4.6(c) and 5.1 only:

                         NATIONAL DATA CORPORATION


                         By:  /s/
                             ----------------------------------------
                             Name:
                             Title:

                               Table of Contents

                                                                            Page

                             SECTION 1 DEFINITIONS

1.1.  Definitions..........................................................   1

                     SECTION 2 PURCHASE AND SALE OF STOCK

2.1.  Purchase and Sale of Common Stock....................................   3

                               SECTION 3 CLOSING

3.1.  Closing..............................................................   3

            SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1.  Organization.........................................................   4
4.2.  Authority............................................................   4
4.3.  Legal Proceedings....................................................   4
4.4.  No Violations........................................................   4
4.5.  Compliance with Laws.................................................   5
4.6.  Capitalization and Related Matters...................................   5
4.7.  SEC Filings; Financial Statements; Absence of Certain Changes........   6
4.8.  Authorizations.......................................................   6
4.9.  Material Adverse Changes.............................................   7
4.10. No Brokers' or Other Fees............................................   7
4.11. Offering Valid.......................................................   7

                    SECTION 5 CERTAIN ADDITIONAL AGREEMENTS

5.1.  Guarantee............................................................   7
5.2.  Calculation of the Remaining Transferred Shares......................   7

           SECTION 6 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

6.1.  Investment Representations...........................................   8
6.2.  Organization.........................................................   8
6.3.  Authority............................................................   8
6.4.  No Violations........................................................   8
6.5.  Authorizations.......................................................   9
6.6.  No Brokers' or Other Fees............................................   9

         SECTION 7 CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING

7.1.  Representations and Warranties.......................................   9
7.2.  Performance..........................................................   9
7.3.  Legal Investment.....................................................   9
7.4.  Proceedings and Litigation...........................................  10
7.5.  Blue Sky Compliance..................................................  10
7.6.  Operative Documents..................................................  10
7.7.  Bank Regulatory Approvals............................................  10
7.8.  Competition Act and Investment Canada Act............................  10
7.9.  Consummation of the Asset Purchase...................................  10
7.10. Calculation of the Initial Transferred Shares........................  10

         SECTION 8 CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

8.1.  Representations and Warranties.......................................  11
8.2.  Performance..........................................................  11
8.3.  Legal Investment.....................................................  11

8.4.  Proceedings and Litigation...........................................  11
8.5.  Blue Sky Compliance..................................................  11
8.6.  Operative Documents..................................................  12
8.7.  Bank Regulatory Approvals............................................  12
8.8.  Competition Act and Investment Canada Act............................  12
8.9.  Consummation of the Asset Purchase...................................  12

                            SECTION 9 MISCELLANEOUS

9.1.  Limitation of Claims.................................................  12
9.2.  Expenses.............................................................  12
9.3.  Notices..............................................................  13
9.4.  Third Party Beneficiaries............................................  14
9.5.  Independent Contractors..............................................  14
9.6.  Successors and Assigns...............................................  14
9.7.  Amendments and Waivers...............................................  14
9.8.  Severability of Provisions...........................................  14
9.9.  Counterparts.........................................................  15
9.10. Governing Law........................................................  15
9.11. Captions.............................................................  15
9.12. Entire Agreement.....................................................  15
9.13. Joint Announcement; Confidentiality..................................  15
9.14. Gender and Number....................................................  15
9.15. Currency.............................................................  15
9.16. Time of the Essence..................................................  15
9.17. Headings.............................................................  16
9.18. Survival of Warranties...............................................  16
9.19. Additional Agreements of the Parties.................................  16
9.20. Termination..........................................................  16

                                       2